Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-156423
333-156423-06
333-156423-07
333-156423-08
333-156423-09
333-156423-10
333-156423-11

Prospectus Addendum to
the Prospectus dated December 23, 2008

MORGAN STANLEY CAPITAL TRUST III
MORGAN STANLEY CAPITAL TRUST IV
MORGAN STANLEY CAPITAL TRUST V
MORGAN STANLEY CAPITAL TRUST VI
MORGAN STANLEY CAPITAL TRUST VII
MORGAN STANLEY CAPITAL TRUST VIII

CAPITAL SECURITIES

guaranteed by

You should read the accompanying prospectus supplement, which gives the specific terms of the offered capital securities issued by any of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII (which we refer to as the “Existing Trusts”) and related guarantees issued by Morgan Stanley, together with the accompanying prospectus dated December 23, 2008 of Morgan Stanley and the Existing Trusts. When you read the supplement with the specific terms of the offered capital securities and related guarantees, please note that all references in the supplement to the prospectus dated June 11, 2002, the prospectus dated November 14, 2005 or the prospectus dated January 25, 2006, or to any sections of those documents, should refer instead to the accompanying prospectus dated December 23, 2008, or to the corresponding section of that accompanying prospectus.

The accompanying prospectus dated December 23, 2008 supersedes the prospectus dated June 11, 2002, the prospectus dated November 14, 2005 and the prospectus dated January 25, 2006.

Morgan Stanley & Co. Incorporated will, and other affiliates of Morgan Stanley may, use this prospectus addendum in connection with offers and sales of the capital securities in market-making transactions.

The capital securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

December 23, 2008